SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2007

Petroleum Development Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	0-7246	95-2636730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 Genesis Boulevard, Bridgeport, WV    26330
(Address of Principal Executive Offices)

304-842-3597
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.  Entry Into a Material Definitive Agreement.

On July 20, 2006, effective July 1, 2006, Petroleum Development Corporation (hereinafter the "Company ") and Marathon Oil Company (hereinafter "Marathon"), an unaffiliated party, entered into a Purchase and Sale Agreement regarding the sale of the Company's undeveloped leasehold located in the Grand Valley Field, Garfield County, Colorado (hereinafter "PSA"), as filed with the Securities and Exchange Commission as Exhibit 10.3 to the Form 10-Q for the period ended June 30, 2006.

On May 31, 2007, the Company and Marathon entered into a Letter Agreement amending the above-mentioned PSA.  The Letter Agreement relieves the Company of its obligation, in its entirety, to either drill 16 wells on specifically identified acreage over the next three years, at the Company's cost and the Company's benefit, or pay liquidated damages of $1.6 million per un-drilled well.  As a result, the Company will recognize the related, remaining deferred gain on sale of leaseholds of $25.6 million as a gain on the sale of leaseholds in the second quarter of 2007.

Pursuant to the Letter Agreement, the Company is obligated to drill six wells on specifically identified acreage.  These wells will be drilled on Marathon's leasehold for Marathon's benefit and at Marathon's cost.  In addition, Marathon will return 160 acres of leasehold property acquired from the Company pursuant to the PSA.

Item 8.01.  Other Events.

On June 15, 2007, the NASDAQ Listing Qualifications Panel granted the Company's request for continued listing on the NASDAQ Stock Market, subject to the requirement that the Company file its Quarterly Report on Form 10-Q for the period ended March 31, 2007, on or before June 29, 2007.  The Company believes that it will be able to meet this deadline; however, there can be no assurances that it will do so or that the Panel will grant an additional extension of time should the Company fail to make the filing by the June 29, 2007, deadline.  Failure to file by the Panel’s deadline or obtain an additional extension could result in the delisting of the Company’s securities from The NASDAQ Stock Market.  The Company was originally cited for failing to satisfy the NASDAQ requirement that it remain current in all its Securities and Exchange Commission filings, as set forth in Marketplace Rule 4310(c)(14), when the Company was unable to timely file its Form 10-K for the year ended December 31, 2006.  The Company filed its 2006 Form 10-K on May 23, 2007.  As of the date of this Current Report, the Company continues to be in violation of Marketplace Rule 4310(c)(14) with regard to its inability to file timely its Quarterly Report on Form 10-Q for the period ended March 31, 2007.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated May 31, 2007, between Petroleum Development Corporation and Marathon Oil Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	June 18, 2007

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chief Financial Officer